                                                                   EXHIBIT 10.65



                                 US $ 2,625,000


                                 CREDIT FACILITY

                                       for

                       PIONEER REAL ESTATE ADVISORS, INC.

                                   PROVIDED BY

                         BANQUE SOCIETE GENERALE VOSTOK


                                    AGREEMENT

                            DATED 19TH DECEMBER, 1996


                               GIDE LOYRETTE NOUEL
                             9, DMITROVSKY PEREULOK
                                  103031 MOSCOW

                                                                              2.

                            CREDIT FACILITY AGREEMENT

This agreement entered into in Moscow, Russian Federation, on 19th December, 1996 is made by and between:

(1) Banque Societe Generale Vostok, whose registered office is located at 5, Nikitsky Pereulok, 103009 Moscow, Russian Federation, (hereinafter referred to as the "BANK"), represented by Thierry Garde, Deputy Managing Director, and Roger Durrios, Chief Accountant, acting in compliance with the provisions of its Charter, on the one part;

and

(2) Pioneer Real Estate Advisors, Inc., a company organised and existing under the laws of the State of Delaware, U.S.A., having its principal place of business at 60 State Street, Boston, MA, U.S.A., (hereinafter referred to as the "BORROWER"), Mr Grenville Carr Jones, Managing Director of Pioneer Real Estate Advisors, Inc., acting on the basis of a power of attorney, on the other part;

                            (hereinafter collectively defined as the "PARTIES");

by which it is agreed as follows:

ARTICLE 1: DEFINITIONS
----------------------

In this Agreement:

"ACCOUNT" shall mean the Borrower's Dollar account N(degree) 10228 0081 309 opened with the Bank;

"ACCOUNTS" shall mean any account of the Borrower opened with the Bank;

"ACKNOWLEDGEMENT LETTER" shall mean each letter from the relevant Tenant or other Tenants pursuant to Article 6.3. undertaking to pay the relevant Rent payments under the relevant Lease to the Bank, which shall be substantially in the form attached in Appendix 3 b) hereto;

"AGREEMENT" shall mean this Agreement including all amendments and appendixes which form an integral part hereof;

"AVAILABILITY PERIOD" shall mean the period during which the Borrower shall be entitled to make Drawings as specified in Article 3.1. below;

"BUSINESS DAY" shall mean, for all purposes, any day except Saturday, Sunday and any day which shall be in Moscow (Russia), Paris (France), New York (U.S.A.) or London (England) a legal holiday or a day on which banking institutions are authorised or required by law or other action of a governmental or State agency to close;

                                                                              3.

"COMMITMENT" shall mean the maximum amount which the Borrower may borrow under
Article 2.1. of this Agreement;

"CREDIT FACILITY" shall mean the credit facility made available by the Bank to the Borrower in an amount not exceeding the Commitment;

"DEFAULT INTEREST" shall mean interest payable at a rate equal to overnight LIBOR (as defined below) plus eight (8) per cent per annum;

"DOLLARS" shall mean the lawful currency of the United States of America;

"DRAWING" shall mean the principal amount of each borrowing by the Borrower under this Agreement during the Availability Period or the principal amount outstanding with respect to the Loan after the first instalment repayment;

"DRAWING DATE" shall mean the date on which a Drawing shall be made available to the Borrower;

"DUE DATE" shall mean any date upon which a payment of principal, interest, fees, commissions or other sums is due by the Borrower to the Bank under this Agreement;

"EVENT OF DEFAULT" shall mean any event which constitutes or, with notice or lapse of time or both would constitute, an Event of Default described in Article 9;

"GENERAL CONDITIONS" shall mean the General Conditions of the Bank, a copy of which constitutes APPENDIX 1 hereto;

"INSURANCE POLICIES" shall mean the insurance policies covering damage to property and loss of Rent in respect of the premises let to the Tenants under the Leases;

"INTEREST PAYMENT DATES" shall mean 7th, April, 1997 (being the first interest payment date), 7th July, 1997, 6th October, 1997, 5th January, 1998, 6th April, 1998, 6th July, 1998, 5th October, 1998, and 5th January, 1999.

"INTEREST PERIOD" shall mean a period (i) in respect of each Drawing, a period starting on Drawing Dates and ending on the day before the first interest payment date as specified in clause 4.2. and (ii) for any subsequent interest period, the period starting on the relevant interest payment date and ending on the day before the next interest payment date;

"LEASE" shall mean any lease entered into between one of the Tenants and the Borrower listed in APPENDIX 2 hereto;

"LIBOR" shall mean in relation to the Loan or any Drawing, the arithmetic mean (rounded upward to the nearest one sixteenth of one percent) of the rate of interest per annum quoted to the Bank by leading banks in the London interbank market at or about 11.00 a.m. London time two (2) Business Days before the first day of any Interest Period for the offering of Dollar deposits for a comparable amount and period, shown on the "Reuters, Money News, page LIBO" as at 11:00 a.m. (London time) on such day, and with respect to any day which is not a

                                                                              4.

date on which such quotation is made at the London interbank market, the latest such rates shown on such display; and the term "Reuters, Money News, page LIBO" shall mean the display designated "page LIBO" on Reuters Service, or such other page as may replace the "page LIBO" on that service for the purpose of the London interbank offered rates of major banks for US Dollar deposits per annum;

"LOAN" shall mean the aggregate sum of the Drawings in Dollars lent by the Bank under the terms of this Agreement to the Borrower;

"RENT" shall mean the Base Rent payable by Tenants under the Lease as defined therein;

"RENT ASSIGNMENT LETTER" shall mean each letter from the Borrower to a Tenant informing the latter of the irrevocable assignment of Rent payments to the Bank, duly acknowledged and returned to the Bank by such Tenant, which shall be in the form attached in APPENDIX 3 a) hereto;

"TENANT" shall mean any of the tenants of the Borrower whose name appears on the list included in APPENDIX 2 hereto or the relevant tenant in application of the provisions of Article 6.3 below.

ARTICLE 2: OBJECT OF THIS AGREEMENT
-----------------------------------

2.1.Subject to other terms and conditions provided under this Agreement, the Bank agrees to provide Drawings during the Availability Period to the Borrower up to an aggregate amount not exceeding the Commitment as follows:

    Commitment: two million six hundred and twenty five thousand (2,625,000) Dollars to be drawn down in accordance with the provisions of Article 3 below.

    Facility Period: period from 26th December, 1996 to 5th January, 1999.

    Purpose: to finance the property development activities of the Borrower. The Bank shall have the right to monitor or verify the application of the Loan but shall not be obliged to do so.

2.2.The Borrower undertakes to repay the Loan in accordance with the provisions of this Agreement and to abide by its other provisions.

ARTICLE 3: AVAILABILITY OF THE LOAN - DRAWINGS
----------------------------------------------

3.1.The Credit Facility shall be made available by the Bank to the Borrower in one or several Drawings of at least one hundred thousand (100,000) Dollars and an integral multiple thereof (unless the relevant Drawing is requested for an amount equal to the undrawn amount of the Credit Facility) up to the amount of the Commitment. The Availability Period shall be between 26th December 1996 and 7th April, 1997 both dates inclusive.

                                                                              5.

3.2. Drawings shall be effected by transfer of immediately available funds in Dollars into the Account upon not less than three (3) Business Days advance written notice of Drawing, in the form attached as APPENDIX 4 hereto, indicating the Drawing Date, which shall be a Business Day occurring before the end of the Availability Period.

     The Bank shall automatically deduct from the first Drawing the arrangement fee described in Article 8.1. (b) below.

3.3. Availability of the Credit Facility and Drawings shall be subject to the absence of occurrence of any Event of Default and to the following conditions precedent having been fulfilled in form and content satisfactory to the Bank:

     (a) the receipt by the Bank of copies of Rent Assignment Letters and original of the relevant Acknowledgement Letters in respect of Leases representing in value (calculated by capitalising future Rent payments) at least one hundred and thirty per cent. (130%) of the Commitment;

     (b) the receipt by the Bank of satisfactory copies of each of the Tenants' Leases duly executed and stamped with the Borrower;

     (c) the receipt by the Bank of a letter from Holme Roberts & Owen LLP, legal counsel to the Borrower substantially in the form attached hereto as Appendix 6;

     (d)  the receipt by the Bank of a copy of the Insurance Policies;

     (e) the receipt by the Bank of satisfactory evidence of the assignment by the Borrower to the Bank of the benefit of the proceeds of the Insurance Policies; and

     (f) the receipt by the Bank of a notarised copy of the by-laws, certificate of incorporation and evidence of accreditation of the Representation Office in Russian Federation of the Borrower;

     (g) the receipt by the Bank of a duly signed letter of support from The Pioneer Group, Inc., in the form and content satisfactory to the Bank; and

     (h) the receipt by the Bank of a certified copy of the minutes of the Board of Directors of the Borrower authorising the Borrower to enter into the Agreement.

3.4. During the Availability Period, each Drawing shall be made available for a period starting on the Drawing Date and ending on 7th April, 1997. On 8th April, 1997, all Drawings shall be consolidated into one single Loan to be amortised in accordance with the provisions of Article 5 below.

ARTICLE 4: INTEREST
-------------------

4.1. The Drawings and, as from 8th April, 1997, the Loan shall bear interest for the relevant Interest Period at the rate of LIBOR 3 months increased by six per cent. (6%) per annum.

                                                                              6.

     All interest payable under this Agreement is calculated on the basis of a 360 day year and for the actual number of days elapsed, including the Drawing Date, or the first day of the Interest Period but excluding the last day of the Interest Period, as appropriate.

     In the event the publication of the LIBOR 3 months is suspended or disappears prior to the total repayment of the Loan, a new interest rate applicable to the Loan shall be agreed upon by the parties.

     In the event the Parties do not agree within one calendar month following the date the publication of the LIBOR 3 months was suspended or the LIBOR 3 months disappeared, the Loan shall bear interest at a rate which shall be the latest quoted LIBOR 3 months on the preceding Business Day of the said suspension or disappearance.

     In any event, the application of any new interest rate shall be retroactive to the date the publication of the relevant LIBOR 3 months was suspended or the LIBOR 3 months disappeared.

     The Bank shall, on the very date of its calculation, notify the Borrower of the interest rate applicable to the considered Interest Period, as well as of the amount of interest which shall be due for such Interest Period according to the actual number of days elapsed on the basis of a 360 day year.

4.2. From the first Drawing Date until 5th January, 1999, the Borrower shall pay interest on the outstanding balance of the Loan in accordance with this Agreement. Such interest shall be payable quarterly on the Interest Payment
     Dates:

4.3. In the event any amount due by the Borrower under the Agreement is not paid at its Due Date, the Borrower shall have to pay Default Interest. Default Interest shall be due in respect of any sum owed to the Bank under this Agreement which remains due and payable after a Due Date.

     For the avoidance of doubt, it is acknowledged that the Borrower shall not pay any Default Interest if the Bank fails to timely deduct from the Accounts the sum due by the Borrower under this Agreement, provided that the sums on the Accounts are sufficient to repay all the sums due to the Bank under this Agreement on Due Dates.

ARTICLE 5: REPAYMENT
--------------------

5.1. The Loan shall be repaid in eight (8) instalments on 7th April, 1997, 7th July, 1997, 6th October 1997, 5th January, 1998, 6th April, 1998, 6th July, 1998, 5th October, 1998, and 5th January, 1999 in accordance with
     Appendix 5.

5.2. It is intended (without prejudice to the rights of the Bank) that payments shall be effected by debiting the Accounts according to the following procedure.

     Pursuant to the terms of the Rent Assignment Letter and the Acknowledgement Letter, each Tenant shall pay all sums under the relevant Lease into the Account. Upon receipt

                                                                              7.


     of payments from the Tenants, the Bank shall be entitled to retain a sufficient sum with respect to repayment dates, taking into account expected payments of Rent under the Leases, to cover the following quarterly repayment of principal plus the following quarterly payment of interest, as provided by this Agreement and the schedule in Appendix 5 to this Agreement.

     Payments in respect of the Loan, interest and other outstanding sums on each Due Date shall automatically be made by the Bank by transferring the appropriate sum in immediately available funds from the Account into an account in the name of the Bank.

     The Accounts shall be interest bearing account for the Borrower, the conditions for the remuneration of the sums on such account shall be those applicable under the General Conditions for Banks' customers of similar standing.

     Any Rouble deposited into the Roubles Account would be converted into
     Dollars:

     (i) on the date of receipt of Roubles, provided that such receipt is made before 12:00 a.m. of such date and that the relevant conversion order is received by the Bank before 12:00 a.m. of such date;

     (ii) at a conversion rate which will be the standard exhange rate that the Bank offers on similar currency exchange transactions to customers of similar standing.

5.3. If any Due Date does not fall on a Business Day, payment shall be effected on the next Business Day. All payments by the Borrower shall be made without set off or counterclaim and without any deduction. If the Borrower is compelled either by law, regulation or recommendation of a competent regulatory or professional body or authority to make any deduction, it shall pay additional amounts to ensure receipt by the Bank of the full amount which the Bank would have received but for such deduction.

5.4. Prepayment at the request of the Borrower shall be allowed at any time subject to prior prepayment notice received by the Bank at least three (3) Business Days in advance and the payment of a prepayment fee of three quarter per cent (0.75%) on the amount prepaid. Furthermore, the Borrower shall automatically repay to the Bank all amount in interests and fees increased by all expenses and charges if any incurred by the Bank as the result of the said prepayment. Prepayment shall be applied against the repayment instalments in order of maturity.

     In addition, there shall be prepayment in the following circumstances:

     (a) If any Lease is terminated and another lease is not substituted for it in accordance with the revisions of Article 6.3. below within a period of two (2) months, the Borrower shall, within three (3) Business Days from the receipt of a written request of the Bank, reimburse part of the Loan so that the outstanding Loan remains under seventy seven per cent (77%) of the remaining capitalised value of the capitalised future payments of Rent under the Leases. Prepayment shall be applied against the repayment instalments in order of maturity.

          Upon such prepayment, a prepayment fee equal to three quarter per cent (0.75%) of the amount prepaid shall be due by the Borrower to the Bank and the Borrower shall

                                                                              8.

          automatically repay to the Bank all amount in interests and fees increased by all expenses and charges if any incurred by the Bank as the result of the said prepayment; and

     (b) If a change in circumstances beyond the control of the Parties (including the unavailability of Dollars) makes it illegal or impossible for the Bank or for the Borrower to perform their obligations under this Agreement, the Bank's obligations under this Agreement shall be automatically terminated and the Borrower shall automatically repay to the Bank all amount in due capital, interests and fees increased by all expenses and charges if any incurred by the Bank as the result of the said prepayment. For the avoidance of doubt, it is understood that there will be no prepayment penalty in case of prepayment under Article 5.4. (b).

5.5. The Borrower irrevocably grants to the Bank the right to debit from the Accounts or any of its other accounts with the Bank, without the need for any further preliminary consent, any sum due to the Bank under this Agreement, but not to exceed the amount specifically assigned to the Bank hereunder. With regard to this Agreement, for the avoidance of doubt, the Bank may not debit or offset from the Account any amounts in excess of proceeds actually received from the Tenants.

5.6. The Borrower also irrevocably grants to the Bank the right to sell against Roubles such fraction of the Dollar payments of the Tenants as required by the Russian legislation within 2 banking days from the receipt of such payment and to repurchase Dollars for the whole amount of Roubles received from the obligatory sale, but in any event for an amount which is not in excess of the total amount of any sums due and payable to the Bank by the Borrower upon the next payment under this Agreement.

ARTICLE 6: ASSIGNMENT OF RENT AND OF INSURANCE POLICIES
-------------------------------------------------------

6.1. The Loan and all other payments due by the Borrower to the Bank under this Agreement shall be secured by the irrevocable assignment by the Borrower of its rights to payments of Rent under the Leases and of the proceeds of Insurance Policies.

6.2. The Bank accepts such assignment up to one hundred and thirty per cent. (130%) of sum of the Loan and the Drawing requested. The Bank shall have the right (but shall not be obliged) to enforce its rights to receive the Rent payments under the Leases in order to recover any such sum, in which case the Borrower shall provide whatever assistance the Bank may reasonably need for that purpose.

6.3. If any Lease is terminated for any reason whatsoever before the repayment of all sums due under this Agreement, the Borrower may propose to the Bank to assign its rights under another comparable lease. Upon agreement of the Bank and receipt by it of a Rent Assignment Letter and an Acknowledgement Letter from the relevant tenant, such lease and tenant shall be deemed to be a Lease and a Tenant respectively for the purposes of this Agreement.

     Likewise, in the event that an Insurance Policy is terminated, the Borrower shall immediately sign a new insurance policy with a new insurance company satisfactory to

                                                                              9.


     the Bank and shall assign its rights to the proceeds of the new insurance policy to the Bank.

6.4. Upon payment of all sums due by the Borrower to the Bank under this Agreement, the Bank shall provide the Borrower with any document it may reasonably request to evidence the termination of all assignments hereunder and the Bank agrees to take all other action reasonably requested by the Borrower. The Bank will pay promptly to the Borrower any amounts received pursuant to such assignment following payment of all sums due by the Borrower to the Bank under this Agreement. Any material cost involved in the provision of such documents or in taking such action shall be borne by the Borrower.

ARTICLE 7 : REPRESENTATIONS, COVENANTS, WARRANTIES AND UNDERTAKINGS OF THE
--------------------------------------------------------------------------
BORROWER AND THE BANK
---------------------

7.1. The Borrower represents, covenants and warrants as follows:

(a) that it has due authority to enter into this Agreement and it has all necessary corporate or administrative consents and notifications for the execution and performance of this Agreement;

(b)  to provide the Bank with copies of its quarterly uncertified accounts;

(c) to inform the Bank in the event of any material adverse change affecting its ability to repay the Loan;

(d) to inform the Bank within five (5) Business Days in the event that any Lease or Insurance Policy is terminated, or that any of their respective material terms and conditions are amended;

(e) to maintain an insurance cover over the premises let under the Leases similar to the Insurance Policies at the date thereof;

(f) to inform the Bank within three (3) Business Days in the event that any Event of Default has occurred; and

(g) to provide the Bank with any relevant information relating to the Borrower's ability to perform hereunder which the Bank may reasonably request.

7.2. The Borrower undertakes to open a Rouble Account with the Bank within one
     (1) month from the date of the execution of the Agreement in accordance with the Instruction of the Central Bank n(degree) 16 of 16th July, 1996 which provides in its Article 1.2. that a foreign entity may open only one Rouble Account.

7.3. The Bank represents, covenants and warrants that it is duly registered and licensed by the Central Bank of the Russian Federation and with the relevant tax authorities and has received all licenses, registration certificates or approvals necessary to execute and perform its obligations under this Agreement.

ARTICLE 8: COMMISSIONS, FEES AND MISCELLANEOUS PAYMENTS
-------------------------------------------------------

                                                                             10.

8.1. The commissions and reimbursable expenses payable by the Borrower to the Bank under this Agreement consist of:

     (a) a one time commitment fee to be calculated at the rate of one half per cent (0.5 %) per annum on the undrawn part of the Commitment; and payable together with the first interest payment;

     (b) an arrangement fee of an amount of one quarter per cent. (0,25%) of the Commitment plus an amount up to twelve thousand (12.000) Dollars (V.A.T. excluded) for the drafting of the documentation and the legal review of the Leases;

          the arrangement fee shall be payable on the date of the first Drawing.

8.2. In addition, the Borrower shall promptly pay to the Bank, upon receipt of calculation detai1s and attestation that such costs, if any, were actually incurred:

     (a) all funding breakage costs, any taxes or stamp duties arising out of the acceleration of the Loan or part thereof due to an Event of Default or to new circumstances making it illegal for the parties to perform their obligations hereunder;

     (b) such amount as is necessary to indemnify the Bank fully against the consequences of any non-performance by the Borrower of any of its obligations hereunder or any Event of Default; .

     (c) all reasonable costs including legal fees incurred by the Bank in connection with the enforcement of this Agreement, including those incurred in connection with the collection of Rent payments under any of the Leases, provided that the Bank shall notify the Borrower thirty
          (30) days prior to the Bank's attempt to collect the Rent payments during which period the Borrower may itself take action to collect such payments; and

     (d) all losses resulting from any judgement or claim being payable in a different currency from that agreed hereunder.

8.3.

(a) In the event that a change in Russian legislation, administrative, regulatory or legal circumstances or a change in the interpretation of such rules resulting in the Bank incurring increased costs or receiving a lower return in relation to the Loan, the Borrower shall compensate the Bank upon demand for the corresponding amount as certified by the Bank. The Bank shall provide details of its calculations and attest that such costs were actually incurred.

(b) If any additional amount becomes payable to the Bank under Article 8.3. (a) and if such amount is deemed to be material for the Borrower, the Bank will (if so requested by the o Borrower) consult with the Borrower for up to fifteen (15) days from the date of such request with a view to agreeing to a mutually acceptable alternative arrangement which will avoid or minimise the payment of such material additional amount. However, the Bank shall not be obliged to agree to any arrangement if in its bona fide opinion such

                                                                             11.

     arrangement would or might be materially adverse to it or its business, operations or financial condition. If no solution has been reached within fifteen (15) days from the date of the request of the Borrower to the Bank, the Borrower may prepay the Loan and all other sums due under this Agreement within thirty (30) days without penalty. In case of such prepayment, the Borrower shall automatically repay to the Bank all amount in interests and fees due to the Bank under the Agreement increased by all expenses and charges, if any, incurred by the Bank as the result of the said prepayment.

ARTICLE 9: EVENTS OF DEFAULT
----------------------------

9.1. Each of the following events shall constitute an Event of Default:

     (a)  failure of the Borrower to pay any sum under this Agreement within ten
          (10) calendar days from the date it has become due;

     (b) failure of the Borrower to perform its obligations materially under the Leases giving the right to Tenants to terminate such agreements;

     (c) if the total value of the Leases (calculated by capitalising all due Rent payments under the Leases) falls at any time below one hundred and thirty per cent (130%) of the Loan for a continuous period of more than two (2) months and if no Lease is subsituted in accordance with
          Article 5.4. (a) and 6.3. of this Agreement;

     (d) if any representation made by the Borrower in this Agreement shall prove to be untrue in any material respect on the date as of which it was made or if the Borrower shall default in the due performance by it of any obligation and, except for breaches under Article 9.1.(a) and
          (b) above and those incapable of being remedied, such default shall continue unremedied for a period of thirty (30) days after written notice to the Borrower;

     (e) insolvency or strong and continuous threat thereof, initiation of bankruptcy or analogous proceedings, initiation of amicable settlement proceedings by the creditors of the Borrower; and

     (f) in the case of any event which, in the reasonable opinion of the Bank, materially adversely affects the Borrower's ability to fulfil its obligations hereunder or if the Bank shall cease to be reasonably satisfied with the financial position of the operations of the Borrower.

9.2. If an Event of Default occurs, the Loan and all other sums due under this Agreement shall become immediately due and payable and shall be forthwith repaid by the Borrower but only upon written notice of the Bank to the Borrower so stating in accordance with this Article 9.

     In addition, the Bank shall then be entitled to direct Tenants to make payments into any account designated by the Bank for any amount due under this Agreement.

                                                                             12.

ARTICLE 10: ASSIGNMENT
----------------------

10.1. The Bank shall be entitled to assign any part of its rights under this Agreement to another bank comparable with the standing of the Bank and properly licensed and authorised to conduct business in the Russian Federation with the prior consent of the Borrower which shall not be unreasonably withheld or delayed. The failure by the Borrower to answer within thirty (30) days from written notification shall be deemed to constitute consent.

10.2. The Borrower shall have the right to assign any part of its rights under this Agreement to another member of The Pioneer Group subject to the prior written approval of the Bank.

ARTICLE 11: MISCELLANEOUS PROVISIONS
------------------------------------

11.l. All notices under this Agreement shall be made in writing and sent by fax
      (with written confirmation delivered by hand against receipt), or delivered by hand or by a major courrier company against receipt to the following address:

        (a) If to the Bank:     Attention Mr. Seraphin Rehbinder /
                                Mr. Thierry Garde
                                Banque Societe Generale Vostok
                                5, Nikitsky Pereulok
                                103009 Moscow
                                Russian Federation
                           Fax: 7 501 940 08 09
                           Tel: 7 501 940 08 15

        (b) If to the Borrower: Attention Mr Grenville Carr-Jones
                                Pioneer Real Estate Advisors, Inc.
                                Smolnaya 24/D
                                2nd Floor
                                Moscow, Russian Federation
                           Fax: 7 095 960 2920
                           Tel: 7 095 960 2929
                            and Mr Robert P. Nault
                                General Counsel
                                The Pioneer Group, Inc.,
                                60 State Street,
                                Boston
                                Massachusetts 02109
                                United States of America

                           Fax: 617 422-4293
                           Tel: 617 422-4981

      Any change of address or of contact numbers shall be notified in advance.

                                                                             13.

      Any such notice shall be deemed to be given if in writing when delivered and if by fax upon receipt of the written confirmation. However, a notice given in accordance with the above but received on a non Business Day or after business hours in the place of receipt shall only be deemed to be given on the next Business Day.

11.2. No failure or delay by the Bank in exercising any right or power hereunder shall operate as a waiver thereof or prejudice any other or further exercise by the Bank of its rights or remedies hereunder.

11.3. The Borrower accepts the General Conditions of the Bank as an integral part of this Agreement. If any provision of this Agreement is inconsistent with the provisions of the General Conditions, the provisions of this Agreement shall prevail.

11.4. This Agreement shall come into force on the date of its execution and shall remain valid until all sums due by the Borrower pursuant to this Agreement are fully repaid.

11.5. All amendments to this Agreement shall be valid only if done in writing and signed by both Parties.

11.6. This Agreement shall be governed by Russian law. All disputes between the parties will be discussed between the parties in order to achieve an amicable solution. If an amicable solution has not been reached within fifteen (15) days from the date of the notice of dispute from the complaining party to the other, the dispute shall be submitted to the International Commercial Arbitration Court at the Chamber of Commerce and Industry of the Russian Federation in accordance with the rules of such Court.

11.7. This Agreement is established in two (2) originals in Russian and two (2) originals in English, one (1) in English and one (1) in Russian for the Bank and one (1) in English and one (1) in Russian for the Borrower. In case of discrepancy between the two versions, the English version shall prevail.

                                                                             14.

For Banque Societe Generale Vostok:      For Pioneer Real Estate Advisors, Inc.:


/s/ Thierry Garde                        /s/ Greenville Carr Jones
-----------------------------------      --------------------------------------
Name: Thierry Garde                      Name: Mr. Grenville Carr Jones
Title: Deputy Managing Director          Title: Managing Director


/s/ Roger Durrios
-----------------------------------
Name: Roger Durrios
Title: Chief Accountant

[Seal]

                                                                             15.

                                   APPENDIX 1
                         GENERAL CONDITIONS OF THE BANK

                                     [Logo]
                         BAHK COCbETE )KEHEPAJIb BOCTOK
                          BANK SOCIETE GENERALE VOSTOK

                               GENERAL CONDITIONS

1. DEFINITIONS
In these conditions:
"The Bank" means BANK SOCIETE GENERALE VOSTOK, "the Customer" means a person or persons holding any account with the Bank (and shall when the context so requires include person(s) requesting such an account or other services from the
Bank); "Authorised Signatories" are as defined in condition 3. The singular includes the plural, and vice versa: where there is more than one person included in the expression "the Customer" all obligations by the customer are joint and several.

2. LAW
The relationship between the Bank and customer is governed by Law and subject to applicable exchange control, fiscal and central banking regulations in Russia. These general conditions apply but are not exhaustive. In particular, financial terms applicable to accounts, overdrafts, lending contracts, and other services provided by the Bank are such as may from time to time be agreed between the Bank and the Customer.

3. AUTHORISED SIGNATORIES
All cheques and orders must be signed by Authorised Signatories. "Authorised Signatories" are

     (i) in the case of a Customer who is an individual sole account holder, that Customer

     and

     (ii) Persons authorised to sign by a Mandate duly completed, in a form provided by the Bank, and deposited with the Bank.

Any change of Mandate must be by completion Of a fresh Mandate, in a form provided by the Bank and shall not be effective until such new Mandate has been received by the Bank.

4. CURRENT ACCOUNTS
Debit balances on current account are not permitted without prior agreement of the Bank permitting an overdraft, and shall carry interest at the rate then agreed between the Bank and the Customer, which may be debited by the Bank to any account with it of the Customer, normally the current account concerned, quarterly or half yearly as may be determined by the Bank. Such rate of interest will normally be expressed as an annual percentage above the Bank's prime rate for the relevant currency from time to time, subject to a minimum percentage, and the Customer shall be bound by such changes in prime rates as may from time to time be made by the Bank for all its Customers. In addition the Bank will make charges for the operation of the account in accordance with its standard practice from time to time (details of which will be supplied to the Customer on request) such charges being debited in the same way as for interest above.

5. LOAN ACCOUNTS
The particular terms and conditions applicable to Loan and Personal Loan Accounts are as published from time to time by the Bank and/or as may be agreed between the Bank and the Customer.

6. OTHER ACCOUNTS
The particular terms and conditions applicable to Deposit and Savings Accounts are as published from time to time by the Bank and/or as may be agreed between the Bank and the Customer.

7. NUMBERED ACCOUNTS
Current, savings, and deposit accounts may be opened in numbered form. The terms and conditions applicable to the relevant type of account will apply, but Authorised Signatories will be permitted to sign cheques and orders by use of the relevant account numbered (mandates, specimen signature forms, cheques and other account operating forms being adapted accordingly). The normal duty of Secrecy will apply provided that, upon request to the Bank by an authorised officer of the Bank Supervisory Department of the Central Bank of Russia may inspect the Register of Numbered Accounts, containing particulars of the account holders, for the sole purpose of enable him to discharge his duty as Bank examiner and in particular for ensuring that deposits are not accepted by the Bank from persons ordinarily resident of the Russian Federation or of Russian origin.

8. OTHER SERVICES
         Documentary Credits
         Credit Facilities against Commercial bills, stocks and shares, goods and other deeds
         Discounting commercial bills
         Letters of Guarantee
         Acceptances, endorsements, drafts, etc.
         Foreign Exchange Dealing
         Investment Management
         Commodity Trading
Additional Conditions apply to each of such services, including in the case of documentary credits the Uniform Customs and Practice for Documentary Credits issued by the Council of the International Chamber of Commerce. Copies of the Additional Conditions applicable to particular services are available upon request, and will apply thereto in any event.

9. CHEQUES
The Bank will not pay cheques otherwise than in forms issued and/or approved by it. It is the responsibility of the Customer to ensure the security and proper use of cheques issued to or held by the Customer. The Bank will not be liable for any loss arising from or in connection with the loss, theft or misuse by any third party of any cheque. The Customer should immediately notify the Bank in writing concerning the loss or theft of any cheques. The Bank will not be liable for any consequential refusal by it to pay such cheques.

10. CURRENCIES
A Current Account will normally be denominated in a single currency (multi-currency facilities normally being by way of loan subject to a facility letter, rather than by way of overdraft). The limit of an overdraft facility on Current Account will be expressed in the currency in which that Current Account is denominated. Cheques may not be drawn on Current Account in currencies other than that in which the Current Account is denominated without the prior consent of the Bank, and at a rate of exchange to be determined by the Bank upon presentation for payment. Payments into Current Account, including repayment of any debit balance should be in the currency in which that Current Account is denominated, save that the Customer may make payments into Current Account, including repayment of any debit balance in an alternative currency subject to the prior consent of the Bank and at a rate of exchange determined by the Bank.

11. STATEMENTS
The Bank will supply periodic statements of account to the Customer, and/or as Authorised Signatories may direct, at intervals to be agreed. The Customer shall be deemed to receive such statements on delivery to, or within 15 days after posting by letter post to the Customer, any Authorised Signatory, or any person directed or apparently authorised by Authorised Signatories to receive such Statements, unless the Customer delivers a complaint in writing to the Bank of non-receipt within 30 days after the relevant periodic day upon which such statements are normally dispatched or agreed to be dispatched by the Bank. The Customer shall be responsible for checking all such statements, and all entries therein, whether debits, credits, balances, or otherwise, and details thereof, and unless the Customer delivers a complaint in writing to the Bank disputing or questioning any entries therein within 15 days after receipt, or deemed receipt, by the Customer of the statement such statement shall be treated as confirmed and agreed by the Customer. The Customer will also be asked by the Bank periodically to agree and sign the acknowledgement of balances, and the signature thereof by or on behalf of the Customer shall be confirmation that all preceding entries in accounts of the Customer are correct and that the position as between the Bank and the Customer as at the date when such acknowledgement was prepared by the Bank is as stated therein.

12. REPAYMENT
All debit balances on Current Account are repayable on demand whether or not subject to periodic review and whether or not resulting from advances made for an unconcluded purpose or otherwise under a facility referable to a purpose or period. Loans, otherwise than by way overdraft on Current Account, are repayable in accordance with the provisions of the Facility Letter applicable thereto. Default in repayment of any sum due to the Bank shall result in all other indebtedness and liabilities of the Customer to the Bank becoming immediately due and payable, and the Bank shall then cease to be liable to make further advances or have any further commitment to the Customer. All payments to be made by the Customer whether in repayment of debit balances on Current Account or in repayment of loans shall be made in full, free and clear of any set off or counterclaim deductions or withholdings of any kind whatsoever, including, without limitation to the foregoing, any taxes that may be imposed by any governmental of fiscal agency on any payments to be made hereunder. The books of the Bank shall be conclusive evidence as to the state of indebtedness and liabilities of the Customer to the Bank at any time.

13. CUSTOMER SET-OFF
In any case where the Customer has more than one account with the Bank, including all its branches worldwide, the Customer shall not be entitled without the prior consent of the Bank to draw on one account in excess of the credit balance or permitted limit thereof by reference to any undrawn balances or non-utilisation of limits on other accounts, not otherwise without such consent to combine or set off balances on separate accounts. This is particularly important among accounts denominated in different currencies. In the case of any combination or set-off permitted by the Bank resulting in the need for currency conversion such conversion shall be effected at such rate as may be determined by the Bank.

14. BANK'S SET-OFF AND LIEN
The Bank, including all its branches worldwide, shall have the right without prior notice to the Customer at any time to combine or set off balances on separate accounts of the Customer with it. The Bank shall further be entitled to set off against any credit balance of the Customer with it any other liabilities of the Customer to the Bank, present, future, actual or contingent (whether under any guarantee or counter-indemnity or otherwise). The Bank shall also have a lien on all securities or other property of the Customer from time to time held by the Bank, whether for safe custody or otherwise. In the case of any exercise by the Bank of its rights of combination, set-off or lien resulting in the need for currency conversion such conversion shall be effected at such rate as may be determined by the Bank.

15. SECURITY                             .
The Bank may at any time require the provision of security as a condition of the continuation of facilities whether or not indebtedness or other liabilities under such facilities have become due.

16. INSURANCE
Goods and property of the Customer from time to time deposited with or otherwise in the possession of the Bank shall be insured against all risks by the Customer with insurers approved by the Bank, and satisfactory evidence thereof produced to the Bank upon request, failing which the Bank may (but shall not be bound to), insure at the expense of the Customer. The Bank shall not be liable for insuring non insurable risks.

17. EXPENSES
Costs and Expenses incurred by the Bank in connection with any application for or conduct of an account or other services for a Customer, whether before or after any account is opened or services provided, are to be paid by the Customer to the Bank on demand on a full indemnity basis, or may (at the option of the Bank) be debited by the Bank to any account of the Customer with the Bank.

18. DEMANDS AND NOTICES
A demand or notice hereunder by the Bank shall be in writing, signed by an officer or agent of the Bank, and may be served on the Customer either by hand or by post. In the case of a company service by hand may be made either by delivering the same to any officer of the company at any place or leaving the same addressed to the company at its registered office or a place of business last known to the Bank. A demand or notice by post may be addressed to the Customer at the registered office or address or place of business last known to the Bank and shall be deemed to have been received within 15 days after the day on which it was posted and shall be effective notwithstanding it be returned undelivered and notwithstanding the death or incapacity of the Customer. Any notice by the Customer to the Bank shall be in writing, signed by Authorised Signatories, and delivered to the office of the Bank where the Customer's account is kept either personally or by post. Any such notice to the Bank shall not be effective until received by the Bank. Prior to service of any written notice or demand hereunder preliminary notification may be given, and may be but need not be, acted upon, orally, or by telephone, or telex or facsimile communication, in the case of the Bank by or apparently by any officer or agent of the Bank, and in the case of the Customer by or apparently by any Authorised Signatory, but shall be confirmed by written notice or demand as soon as possible thereafter.

19. LEGAL JURISDICTION
Legal proceeding against the Customer may be brought by the Bank in the Courts of any country wherein
     (i)   the Bank carries on business.
     (ii) the Customer is domiciled or resident or has its registered or other principal office or place of central management or control.
     (iii) the Customer has movable or immovable property.
Legal proceedings against the Bank may be brought by the Customer in the Courts of the country in and from which the Bank carries on business.

20. AMENDMENTS
The Bank may from time to time amend these General Conditions subject to giving to the Customer written notice of amendments not less than 15 days before such amendments will take effect. The continuance of the banker-customer relationship 30 days after dispatch by the Bank of such notice shall constitute agreement of the Customer to the amendments so notified.


SIGNED
      ------------------------------------

                                                                             16.


                                   APPENDIX 2
                           LIST OF LEASES AND TENANTS

----------------------------------------------------------------------------------------------
 NAME OF DEVELOPMENT              NAME AND DETAILS          QUARTERLY    CAPITALISED AMOUNT OF
 AND DETAILS OF PREMISES                OF                    RENT        RENT REMAINING OWED
                                      TENANT                   IN         UNDER THE LEASE IN
                                                             DOLLARS            DOLLARS
----------------------------------------------------------------------------------------------
                                                            [      ]            [      ]
Sixteenth floor                   AO Mary Kay
U1. Smolnaya 24/D                 Cosmetics
125445, Moscow
----------------------------------------------------------------------------------------------
                                                            [      ]            [      ]
Part fifteenth floor              AO Mary Kay
UI. Smolnaya 24/D                 Cosmetics
125445, Moscow
----------------------------------------------------------------------------------------------
                                                            [      ]            [      ]
Sixth floor                       Scala (Cyprus)
U1. Smolnaya 24/D                 Limited
125445, Moscow
----------------------------------------------------------------------------------------------
                                                            [      ]            [      ]
Seventh floor                     Van Melle AG
UI. Smolnaya 24/D                 Switzerland
125445, Moscow
----------------------------------------------------------------------------------------------
                                                            [      ]            [      ]
Fourth floor                      Akzo Nobel N.V.
U1. Smolnaya 24/D
125445, Moscow
----------------------------------------------------------------------------------------------
                                                            [      ]            [      ]
Part Fifth floor                  Akzo Nobel N.V.
U1. Smolnaya 24/D
125445, Moscow
----------------------------------------------------------------------------------------------
                                                            [      ]            [      ]
Part Fifth floor                  Akzo Nobel N.V.
U1. Smolnaya 24/D
125445, Moscow

----------------------------------------------------------------------------------------------


                                                                             17.

                                 APPENDIX 3 (a)
                         FORM OF RENT ASSIGNMENT LETTER

               [Letterhead of Pioneer Real Estate Advisors, Inc.]



[Name and address of the Tenant]

[             ], 1996


Dear Sirs,

We refer to the lease agreement entered into between ourselves and your company on [date] relating to the premises located at [address and other details] (the "LEASE").

We hereby inform you that we have assigned all of our rights to receive Base Rent payments under the Lease to Banque Societe Generale Vostok pursuant to a credit agreement between ourselves and Banque Societe Generale Vostok dated [ ], 1996. Pursuant to the provisions of this assignment, we hereby instruct you irrevocably to make all payments of Rent under the Lease from [date] to the following account:

    Account N(degree) [_______________________]
    Banque Societe Generale Vostok
    5, Nikitsky Pereulok
    103009 Moscow

or to such account as Banque Societe Generale Vostok may from time to time direct.

To confirm receipt of this letter, please return a copy the acknowledgement letter, a form of which is attached hereto, duly signed by a duly empowered representative of your company, to Banque Societe Generale Vostok at the address indicated above for the attention of Mr. Seraphin Rehbinder / Mr. Thierry Garde,
with a copy by fax sent to us for the attention of [             ] at the
following number: [           ].

Yours faithfully,



For Pioneer Real Estate Advisors, Inc.
By:
Title:
    [stamp]

                                                                             18.

                                 APPENDIX 3 (b)
                         FORM OF ACKNOWLEDGEMENT LETTER

                           [LETTERHEAD OF THE TENANT]

Banque Societe Generale Vostok
5 Nikitsky Terenlok
103009 Moscow

[              ], 1996


For the attention of Mr. Seraphin Rehbinder /
---------------------------------------------
Mr. Thierry Garde
-----------------


Re.: Lease Agreement dated [ ] between Pioneer Real Estate Advisors, Inc.
     as lessor and our company as lessee (the "LEASE AGREEMENT")
     --------------------------------------------------------------------

Dear Sirs,

We refer to the letter dated [     ] addressed to us by Pioneer Real Estate
Advisors, Inc. under which we have been instructed to pay from [      ] all the
Base Rent payments due under the Lease Agreement to Banque Societe Generale Vostok on the Account n(degree) [_____________] or on any other account which may from time to time be notified to us by Banque Societe Generale Vostok.

Therefore, we irrevocably undertake to pay from [      ] to the order of Banque
Societe Generale Vostok, all the Rent due under the Lease Agreement, irrespective of any instruction to the contrary we may receive from Pioneer Real Estate Advisors, Inc., after the date hereof.

For the avoidance of doubt, it is understood that the present undertaking does not imply for us any extra obligation regarding the Lease Agreement.

We understand that we will be released of this undertaking only after full repayment of all sums due by Pioneer Real Estate Advisors, Inc. to Banque Societe Generale Vostok or suspension of our obligations under the Lease, which will be notified to us by Banque Societe Generale Vostok.

Subject to the terms hereof, all provisions of the Lease Agreement and our rights and obligations under the Lease Agreement remain unchanged.

Yours faithfully,

For [               ]
By:                                              ..
Title:
[stamp]                                .

                                                                             19.

                                   APPENDIX 4
                            FORM OF NOTICE OF DRAWING

From: Pioneer Real Estate Advisors, Inc.

To:      Banque Societe Generale Vostok
         Attention Mr. Seraphin Rehbinder / Mr. Thierry Garde
                   ------------------------------------------

    AGREEMENT WITH PIONEER REAL ESTATE ADVISORS, INC. N(DEGREE)[ ] DATED [ ],
                                  DECEMBER 1996
                            FOR AN AMOUNT OF US$ [ ]

1.   We wish to borrow the Loan as follows:

     (a)  Drawing Date:   [Not earlier than 3 Business Days from the date of the
                          notice of drawing and not later than the end of the Availability Period defined in Article 3.1.]

     (b) Amount:          [$ [    ] or multiple thereof]

     (c) Interest Period: [number of days from Drawing Date to [       ], 1996]

     (d) Purpose:         [Purchase of inventory / services / other]

2. We confirm that each condition precedent under Article 3.3. has been fulfilled and that no Event of Default has occurred and is continuing.



For: Pioneer Real Estate Advisors, Inc.



Name:
     ------------------------------
Title:
     ------------------------------




    Seal

                                                                            20.

                                   APPENDIX 5
                                 CASH-FLOW CHART


                Pioneer loan repayment projections. (In US Dollars, according to Tenant's leases payment schedule).

----------------------------------------------------------------------------------------------------------------------------
DATE     Outstanding          Pioneer Income *               Principal    Interest (12% p.a.)   Arrang. fee       Total
------   -----------     ---------------------------
                           Monthly       Cumulative          Payments          Payments       (0.25% upfront)    Payments
----------------------------------------------------------------------------------------------------------------------------
Nov-96           0.00           0.00            0.00               0.00             0.00             0.00             0.00
Dec-96           0.00     317,195.00      317,195.00               0.00             0.00             0.00             0.00
Jan.97   2,625,000.00           0.00      317,195.00               0.00             0.00        -6,562.50        -6,562.50
Feb-97   2,625,000.00           0.00      317,195.00               0.00             0.00             0.00             0.00
Mar-97   2,625,000.00           0.00      317,195.00               0.00             0.00             0.00             0.00
Apr-97   2,625,000.00     283,649.00      600,844.00        -200,000.00       -78,750.00             0.00      -278,750.00
May-97   2,425,000.00           0.00      600,844.00               0.00             0.00             0.00             0.00
Jun-97   2,425,000.00           0.00      600,844.00               0.00             0.00             0.00             0.00
Jul-97   2,425,000.00     310,213.00      911,057.00        -200,000.00       -72,750.00             0.00      -272,750.00
Aug-97   2,225,000.00           0.00      911,057.00               0.00             0.00             0.00             0.00
Sep-97   2,225,000.00           0.00      911,057.00               0.00             0.00             0.00             0.00
0ct-97   2,225,000.00     310,214.00    1,221,271.00        -328,125.00       -66,750.00             0.00      -394,875.00
Nov-97   1,896,875.00           0.00    1,221,271.00               0.00             0.00             0.00             0.00
Dec-97   1,896,875.00           0.00    1,221,271.00               0.00             0.00             0.00             0.00
Jan-98   1,896,875.00     487,273.00    1,708,544.00        -328,125.00       -56,906.25             0.00      -385,031.25
Feb-98   1,568,750.00           0.00    1,708,544.00               0.00             0.00             0.00             0.00
Mar-98   1,568,750.00           0.00    1,708,544.00               0.00             0.00             0.00             0.00
Apr-98   1,568,750.00     513,839.00    2,222,383.00        -328,125.00       -47,062.50             0.00      -375,187.50
May-98   1,240,625.00           0.00    2,222,383.00               0.00             0.00             0.00             0.00
Jun-98   1,240,625.00           0.00    2,222,383.00               0.00             0.00             0.00             0.00
Jul-98   1,240,625.00     513,838.00    2,736,221.00        -328,125.00       -37,218.75             0.00      -365,343.75
Aug-98     912,500.00           0.00    2,736,221.00               0.00             0.00             0.00             0.00
Sep-98     912,500.00           0.00    2,736,221.00               0.00             0.00             0.00             0.00
Oct-98     912,500.00     513,839.00    3,250,060.00        -456,250.00       -27,375.00             0.00      -483,625.00
Nov-98     456,250.00           0.00    3,250,060.00               0.00             0.00             0.00             0.00
Dec-98     456,250.00           0.00    3,250,060.00               0.00             0.00             0.00             0.00
Jan-99     456,250.00     513,839.00    3,763,898.00        -456,250.00       -13,687.50             0.00      -469,937.50
Feb-99           0.00           0.00    3,763,899.00               0.00             0.00             0.00             0.00


------------------------------------------------------------
 DATE        Cumulative         Cash in hand    Cash in hand
------
              Payments            (monthly)     (cumulative)
------------------------------------------------------------
Nov-96              0.00               0.00             0.00
Dec-96              0.00         317,195.00       317,195.00
Jan.97         -6,562.50          -6,562.50       310,632.50
Feb-97         -6,562.50               0.00       310,632.50
Mar-97         -6,562.50               0.00       310,632.50
Apr-97       -285,312.50           4,899.00       315,531.50
May-97       -285,312.50               0.00       315,531.50
Jun-97       -285,312.50               0.00       315,531.50
Jul-97       -558,062.50          37,463.00       352,994.50
Aug-97       -558,062.50               0.00       352,994.50
Sep-97       -558,062.50               0.00       352,994.50
0ct-97       -952,937.50         -84,661.00       268,333.50
Nov-97       -952,937.50               0.00       268,333.50
Dec-97       -952,937.50               0.00       268,333.50
Jan-98     -1,337,968.75         102,241.75       370,575.25
Feb-98     -1,337,968.75               0.00       370,575.25
Mar-98     -1,337,968.75               0.00       370,575.25
Apr-98     -1,713,156.25         138,651.50       509,226.75
May-98     -1,713,156.25               0.00       509,226.75
Jun-98     -1,713,156.25               0.00       509,226.75
Jul-98     -2,078,500.00         148,494.25       657,721.00
Aug-98     -2,078,500.00               0.00       657,721.00
Sep-98     -2,078,500.00               0.00       657,721.00
Oct-98     -2,562,125.00          30,214.00       687,935.00
Nov-98     -2,562,125.00               0.00       687,935.00
Dec-98     -2,562,125.00               0.00       687,935.00
Jan-99     -3,032,062.50          43,901.50       731,836.50
Feb-99              0.00               0.00             0.00

* Pioneer income - rentals of 4 tenants (7 lease agreements) to be assigned to loan.
** Loan coverage - 130% min. (ratio of Pioneer cumulative assigned income to initial outstanding). Availability period starts on 26.12.96
--------------------------------------------------------------------------------

                                                                             21.

                                   APPENDIX 6

                  [DRAFT LETTER FROM HOLMES ROBERTS OWEN LLP]

                                    Appendix 6

December __, 1996

Banque Societe Generale Vostok
Nikitsky Pereulok 5
103009 Moscow, Russia

Gentlemen:

We have acted as counsel to Pioneer Real Estate Advisors, Inc. ("PREA"), a Delaware, U.S.A. corporation in connection with its execution and delivery of a certain Credit Facility Agreement (the "Agreement"), dated as of __ December 1996, between PREA and Banque Societe Generale Vostok (the "Bank"). We are giving this opinion pursuant to section 3.3(c) of the Agreement.

I. INFORMATION RELIED UPON. In rendering this opinion, we have reviewed, are familiar with and have relied upon the Agreement, as executed and delivered by PREA and the Bank, and the lease agreements (the "Leases") between PREA and the entities listed in Appendix 2 of the Agreement (the "Tenants"). In addition, we have reviewed and relied upon relevant and published laws, acts, regulations and instructions of various government agencies and legislative bodies of the Russian Federation and of the City of Moscow in effect as of December 2, 1996 ("Relevant Law"). This opinion is based only on Relevant Law and no opinion is given with respect to the laws of any other jurisdiction, region, oblast, city or municipality.

II. OPINION. Based upon our examination of the Agreement, the Leases and Relevant Law and subject to the assumptions and qualifications set forth below, we are of the opinion that under Relevant Law, to the extent such law is applicable to any of the Leases, the following formalities are required in order to effect PREA's assignment to the Bank of PREA's right to receive base rents under the Leases as security for the Credit Facility under the Agreement:

     1. NOTIFICATION AND ASSURANCES TO TENANTS. PREA shall notify Tenants in writing regarding the assignments to the Bank by PREA of the base rents under the Leases, pursuant to Article 830 (1) of the Civil Code of the Russian Federation ("Civil Code"). It must be noted that, pursuant to
         Article 830 (2) of the Civil Code, the Tenants have the right to request evidence of the assignment and the obligation of the Tenants to pay the Bank will not mature until the Bank demonstrates evidence of the assignment to the Tenants so requesting.


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     2.   RECEIPT BY THE BANK OF A LICENSE TO CARRY ON LENDING ACTIVITIES. The
          Bank must be duly licensed by the Central Bank of the Russian Federation to lend money against the assignment of claims, pursuant to Articles 825 and 173 of the Civil Code.

     3. REGISTRATION OF THE AGREEMENT. Pursuant to Article 389 (2) of the Civil Code and Presidential Decree # 293 of February 28, 1996, to effect the assignment, the Bank is required to register the Agreement with the Russian Federal Commission for Immovable Property and Real Estate Appraisal ("Commission"). The Commission, however, has not yet promulgated procedures for such registration, and, therefore, at present it is not currently possible to register the Agreement with the Commission. While we cannot opine on the possible impact of this impossibility to register the Agreement on the validity of the assignment, if past trends of legislative and regulatory interpretation are any indication, we think that Russian courts and/or government agencies of competent jurisdiction are likely to recognize the assignment as valid and enforceable under Relevant Law, on the condition that the Bank timely registers the Agreement once the Commission establishes registration procedures.

III. ASSUMPTIONS. In rendering the opinion we have assumed the following:

     1. In respect of all documents we have reviewed, examined or relied upon, we have assumed the genuineness of all signatures, the conformity to original documents of all the documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such documents.

     2. In respect of all the documents issued by government agencies of the Russian Federation and various regional government bodies, we have assumed that such government agencies acted in compliance with their established rules and procedures in issuing such documents and that any individual or individuals executing, certifying or otherwise issuing any such documents on behalf of the government agencies have all the requisite authority to act on behalf of such government agencies.

IV. FURTHER QUALIFICATIONS. This opinion is subject to the following additional qualifications:

     1. This opinion speaks only to Relevant Law in effect as of December 2, 1996. No opinion is given as to any prospective matter, and no undertakiing is given to update this opinion or advise you of any changes in Relevant Law after such date.

                                                                 .
                                                                 .
                                        2




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     2.   Relevant Law and all interpretations of such law by the government agencies of the Russian Federation and the City of Moscow, and all statements made by us in this opinion with respect to Relevant Law and application of it to the legal status PREA, the Bank and the Tenants, are of necessity subject to the exercise of broad discretionary powers of relevant authorities and legislative bodies of the government agencies of the Russian Federation and the City of Moscow.

     3. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinion should be inferred beyond the matters expressly stated. This opinion is solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied on by the Bank for any other purpose or by any other person for any purpose, nor may the Bank furnish copies of this opinion to any other person without the prior written consent of Holme Roberts & Owen LLP.

Very truly yours

Holme Roberts & Owen LLP


By:


-------------------------------------
Margaret B. McLean, Partner

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